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                                [R G AND E LOGO]

                                                                    Exhibit 99.1

                     VOTE BY TELEPHONE, INTERNET OR MAIL

The accompanying Proxy Statement and Prospectus addresses important issues affecting your investment in RG&E. Help us save time and postage costs by voting your proxy electronically - either by touch-tone telephone or over the Internet. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you completed and returned a Proxy card in the mail.

    TO VOTE BY TOUCH-TONE TELEPHONE              TO VOTE ON THE INTERNET

/ /   have your Proxy card handy and    / /   have your proxy card handy and
      call 1-888-XXX-XXXX TOLL FREE           go to web site:
                                              www.equiserve.com/proxy/

/ /   enter the 13-digit control number / /   enter the 13-digit control number
      located above your name and             located above your name and
      address in the lower left corner        address in the lower left corner
      of your Proxy card                      of your Proxy card

/ /   follow the simple recorded        / /   follow the instructions on the
      instructions                            screen

                                        / /   you may also indicate if you
                                              wish to receive future proxy
                                              communications via the Internet

If you prefer to vote by mail, simply complete and return your Proxy card in the postage-paid envelope provided. DO NOT MAIL THE PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR OVER THE INTERNET.

   Are you receiving more than one copy of our annual report? To discontinue duplicate mailings of the report to the same address, mark the "Discontinue
      Duplicate Annual Report" box (see below) on the Proxy card for those accounts for which you do not want to receive the report.

                              Thank you for voting
                             Detach Proxy card here
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/ /     Please
        mark
        votes
        as in
        this
        example

      PROPOSAL 1:  AGREEMENT AND PLAN OF EXCHANGE
          For        Against      Abstain
          / /          / /          / /
         PROPOSAL 2:  ELECTION OF DIRECTORS
         Nominees (Class I):  S. T. Hubbard, Jr.,
         C.L. Killingsworth, Jr., R. W. Kober
         and _____________
          For          Withheld
          / /            / /
          / /_______
          For all nominees except as noted above

PROPOSAL 3:  OTHER MATTERS In their
discretion the proxies are authorized to vote upon such other business as may properly come before the meeting. As of March 8, 1999, the Board of Directors does not know of any other matters to come before the meeting.

Discontinue
Duplicate
Annual Report         / /       Mark here for      / /
                                address change
                                and note at left

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Agreement and Plan of Exchange and FOR the election of the listed nominees for directors.

Please sign exactly as name appears at left

Signature: ___________________________ Date:___________

Signature: ___________________________ Date:____________



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                             Detach proxy card here

                     ROCHESTER GAS AND ELECTRIC CORPORATION

                 89 East Avenue, Rochester, New York 14649-0001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints T. S. Richards, M. T. Tomaino and D. C. Heiligman and each of them as proxies, with power of substitution, to vote all Common Stock of the undersigned, as directed on the reverse side, at the Rochester Gas and Electric Corporation Annual Meeting of Shareholders to be held on April 29, 1999 or any adjournments thereof.



            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED
                   REORGANIZATION AND FOR THE LISTED NOMINEES.



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE